UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 20,  2017

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Interactive Brokers Group, Inc. (the "Company") was held on April 20,  2017.

The stockholders voted on proposals to elect directors to the Company's Board of Directors (the "Board"),  to ratify the appointment of Deloitte & Touche LLP as independent auditor, to approve executive compensation and to determine the frequency of voting on executive compensation.

All nominees for election to the Board were elected for a one year term expiring at the annual meeting of stockholders in the following year.  Each director will hold office until his successor has been elected and qualified or until the director's earlier resignation or removal.

The number of votes cast for or against and the number of abstentions with respect to each proposal is set forth below.  The Company's independent inspector of election reported the vote of the stockholders as follows:

Election of Directors (percentages shown are of the votes cast)
				Broker
	For	Against	Abstain	Non-Vote
Thomas Peterffy	377,255,900	15,386,880	30,146	8,324,756
	96.07%	3.92%	0.01%
Earl H. Nemser	376,555,608	16,085,187	32,131	8,324,756
	95.90%	4.09%	0.01%
Milan Galik	385,146,122	7,494,861	31,943	8,324,756
	98.08%	1.91%	0.01%
Paul J. Brody	383,481,082	9,160,171	31,673	8,324,756
	97.66%	2.33%	0.01%
Lawrence E. Harris	390,681,535	1,948,852	42,539	8,324,756
	99.49%	0.50%	0.01%
Wayne H. Wagner	392,388,251	241,835	42,840	8,324,756
	99.93%	0.06%	0.01%
Richard Gates	392,401,269	230,456	41,201	8,324,756
	99.93%	0.06%	0.01%
Gary Katz	392,538,824	92,069	42,033	8,324,756
	99.97%	0.02%	0.01%

Stockholders approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, by a vote of 400,163,718 for; 725,824 against; and 108,140 abstentions.

Stockholders approved executive compensation levels by a vote of 384,883,371 for; 689,445 against; 7,100,110 abstentions; and 8,324,756 broker non-votes.

Stockholders approved the proposal to vote on the frequency of voting on executive compensation every two years by a vote of 17,843,971 for one year; 360,683,999 for two years; 7,011,560 for three years; 7,133,396 abstentions; and 8,324,756 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25,  2017

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary